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                                                                     EXHIBIT 10G

                             THE DEXTER CORPORATION
                  EXECUTIVE DEFERRED COMPENSATION BENEFIT PLAN

                                   ARTICLE 1
                                  INTRODUCTION

     1.1 Effective Dates. This Executive Deferred Compensation Benefit Plan (the "Plan") was originally effective as of December 27, 1985, was subsequently amended as of December 27, 1985 and February 26, 1988, and is hereby amended and restated as of January 1, 1996.

     1.2 Purpose. The purpose of this Plan is to provide a means whereby The Dexter Corporation may improve the financial security of a select group of management employees of the Company who render valuable services to the Company that constitute an important contribution towards the Company's continued growth and success, by providing the potential for additional retirement income and death benefits.

     1.3 Rights. The rights of Employees who participate in the Plan are set forth herein. By signing a Deferral Agreement, an Employee agrees to be bound by the terms hereof.

                                   ARTICLE 2
                                  DEFINITIONS

     Except as otherwise provided, the following terms have the definitions hereinafter indicated whenever used in this Plan with initial capital letters:

     Administrator. "Administrator" means the Chief Executive Officer of the Company.

     Assigned Policy. "Assigned Policy" means any policy of life insurance on the life of a Participant or former Participant, including any certificate of life insurance issued under a master contract, purchased and owned by the Company as a basis to measure and recover the cost of benefits (in whole or in part) with respect to another Participant under the Plan, a list of which policies is maintained by the Company.

     Beneficiary. "Beneficiary" means the person or persons designated by the Employee as the recipient of a benefit, on the Beneficiary Designation Form attached hereto as Exhibit A, in accordance with the terms of this Plan.

     Company. "Company" means The Dexter Corporation, a Connecticut corporation, all of its wholly-owned and majority-owned subsidiaries, and any affiliated organization so designated by The Dexter Corporation whether now existing or hereafter formed.

     Deferral. "Deferral" means the Deferral Units, the receipt of which a Participant elected to defer by signing a Deferral Agreement.

     Deferral Agreement. "Deferral Agreement" means the written agreement entered into by the Company and an Eligible Employee pursuant to which the Eligible Employee makes a Deferral under the Plan.

     Deferral Period. "Deferral Period" means (i) for Participants who are not eligible to retire at their Normal Retirement Date within the seven consecutive Plan Years immediately following an election to defer compensation, the four consecutive Plan Years commencing the first day of the first Plan Year immediately following an election to defer compensation hereunder, or (ii) for Participants who are eligible to retire at their Normal Retirement Date within the seven consecutive Plan Years immediately following an election to defer compensation, the number of consecutive Plan Years, up to four, elected by the Participant and commencing the first day of the first Plan Year immediately following an election to defer compensation hereunder.

     Deferral Unit. "Deferral Unit" means an amount of a Participant's compensation equal to $5,000.
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     Disabled.  "Disabled" means a condition which qualifies a Participant to receive long-term disability benefits under the Company's long-term disability plan or policy then in effect.

     Early Retirement. "Early Retirement" means termination of a Participant's employment with the Company, for reasons other than death, on or after the first day of the first month after the date the Participant attains age fifty-five
(55), but prior to the date the Participant attains age sixty-five (65).

     Eligible Employee. "Eligible Employee" means a key management Employee who is selected by the Administrator to participate in the Plan.

     Employee. "Employee" means any person employed by the Company on a regular full-time salaried basis, including officers of the Company.

     Gross Cash Value. "Gross Cash Value" means the amount of money that a Policy owner would receive as a refund if the Policy owner cancels the coverage and surrenders the Policy to the Insurer plus the amount of any Policy loans outstanding on the Policy.

     Hardship. "Hardship" means, in the sole and absolute determination of the Administrator, a severe financial hardship to the Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond control of the Participant. In no event shall a Hardship be considered to exist to the extent it can be relieved through reimbursement or compensation by insurance or otherwise, by liquidation of the Participant's assets, to the extent that such liquidation would not itself cause a Hardship, or by the cessation of deferrals of compensation under any plan of the Company, including the Plan, nor shall a Hardship be found to exist on account of the need to send a Participant's child to college or the desire to purchase a home.

     Individual Policy. "Individual Policy" means any policy of life insurance on the life of a Participant, including any certificate of life insurance issued under a master contract, purchased and owned by the Company as a basis to measure and recover the cost of benefits with respect to that Participant under the Plan, a list of which policies is set forth on a list maintained by the Company.

     Insurer. "Insurer" means such insurance company as the Company may from time to time utilize to provide insurance coverage on the lives of Participants or former Participants.

     Insurer Ledger Projection. "Insurer Ledger Projection" means the Insurer's assessment of policy values for all years of a Policy given current rate assumptions and a specified transaction pattern.

     Marginal Tax Rate. "Marginal Tax Rate" means the rate of United States federal taxes on the Company's net income, in the year a benefit under the Plan must be calculated, as determined by the Administrator in its sole and absolute discretion. The Administrator may estimate the Marginal Tax Rate in order to make a benefit distribution or for other purposes under the Plan.

     Normal Retirement. "Normal Retirement" means termination of a Participant's employment with the Company, for reasons other than death, on or after the first day of the first month after the date the Participant attains age sixty-five (65).

     Optional Benefit. "Optional Benefit" means the retirement benefit pursuant to Section 5.2(b). In order to receive the Optional Benefit, a Participant must have elected such Optional Benefit in his Deferral Agreement.

     Participant. "Participant" means an Eligible Employee who has filed a completed and executed Deferral Agreement with the Administrator prior to December 31, 1995, and is participating in the Plan.

     Plan. "Plan" means The Dexter Corporation Executive Deferred Compensation Benefit Plan, as amended from time to time.

     Plan Year. "Plan Year" means the calendar year beginning January 1 and ending December 31.

     Policy.  "Policy" means any Individual Policy or Assigned Policy.

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     Retirement.  "Retirement" means Early Retirement or Normal Retirement, as the case may be.

     Termination Benefit. "Termination Benefit" means the benefit a Participant receives if he ceases to be an Employee, for any reason other than death or Retirement, as provided in Section 5.4.

     Termination Rate. "Termination Rate" means the interest rate, for the appropriate periods involved, as determined by the Administrator, in its sole and absolute discretion, and shall be calculated using either (i) Moody's Intermediate Bond Index BAA or (ii) Treasury 90-day rates.

                                   ARTICLE 3
                 DETERMINATION OF BENEFITS AND CLAIMS PROCEDURE

     The Administrator shall make all determinations concerning rights to benefits under the Plan. All claims for benefits under the Plan by an Eligible Employee shall be made in writing to the Administrator. If the Administrator believes that the claim should be denied, the Administrator shall notify the claimant in writing of the denial of the claim within ninety (90) days after the Administrator's receipt thereof. Such notice shall (i) set forth the specific reason or reasons for the denial, making reference to the pertinent provisions of the Plan on which the denial is based; (ii) describe any additional material or information that should be received before the claim may be acted upon favorably and explain the reason why such material or information, if any, is needed; and (iii) inform the claimant of his right pursuant to this Article 3 to request review of the decision by the Administrator. A claimant who believes that he has submitted all available and relevant information may appeal the denial of a claim to the Administrator by submitting thereto a written request for review within sixty (60) days after the date on which such denial is received. Such period may be extended by the Administrator for good cause shown. The person making the request for review may examine the Plan and the request for review may discuss any issues relevant to the claim. The Administrator shall decide whether or not to grant the claim within sixty (60) days after receipt of the request for review, but this period may be extended by the Administrator for up to an additional sixty (60) days in special circumstances. The Administrator's decision shall be in writing, shall include specific reasons for the decision, shall refer to pertinent provisions of the Plan on which the decision is based, and shall be final and binding on all persons.

                                   ARTICLE 4
                                 PARTICIPATION

     4.1 Election to Defer. An Eligible Employee may elect to participate in the Plan, effective as of the first day of a Plan Year, by filing a completed and fully executed Deferral Agreement with the Administrator, or a person designated by the Administrator, prior to commencement of such Plan Year. Said Deferral Agreement shall not be amended, modified, or revoked during the Deferral Period to which it relates other than by termination of service pursuant to Section 5.4 or an Emergency Benefit pursuant to Section 5.5. Pursuant to a Deferral Agreement, an Eligible Employee shall designate irrevocably the number of Deferral Units which shall be deferred annually over the Deferral Period; provided, however, that such Deferral must be equal to the initial four (4) annual premiums on a Policy and that a Participant shall not defer any additional amounts. Notwithstanding any other provision of this Section, an Eligible Employee may not elect to participate in the Plan, and shall not otherwise become a Participant in the Plan, unless a completed and fully executed Deferral Agreement has been filed by him with the Administrator, or a person designated by the Administrator, prior to December 31, 1995.

     4.2 Amount of Deferral. A Participant may elect to defer from one (1) to five (5) Deferral Units for each Plan Year during each Deferral Period.

     4.3 Reduction in Compensation. The compensation of the Participant for each of the Plan Years in a Deferral Period shall be reduced by an amount equal to the Deferral Units which the Participant elects to defer in the Deferral Agreement. The Company shall automatically deduct a pro rata portion of the amount of such reduction in compensation from each paycheck delivered to the Participant.

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     4.4 Deferral When Disabled.  If a Participant should become Disabled during a Deferral Period, the Company shall make such Participant's Deferrals for him during the time he is Disabled, and such Participant shall not be required to make any Deferrals while Disabled. The Company shall recover from any Policy on the life of such Participant that has been purchased by the Company all amounts paid pursuant to the preceding sentence at the beginning of the fourth year following the end of a Deferral Period. If a Participant ceases to be Disabled during a Deferral Period, then such Participant shall be required to commence making Deferrals from the date he ceases to be Disabled. Such Participant shall not, however, be required to pay any of, or reimburse the Company for, the Deferrals made for him during the period in which he was Disabled.

     4.5 Company Payments. The Company, in its sole discretion, may make one or more Deferrals on behalf of a Participant, and such Participant shall not be required to make such Deferrals. Except as hereinafter provided to the contrary, a Deferral so made shall be treated as a "Deferral" for all purposes of the Plan as if made by the Participant pursuant to an election to defer compensation. In such case, the Deferral Agreement shall specify the Deferral Period and the amount of Deferral paid or to be paid by the Company. Company-paid Deferrals will be reimbursed to the Company upon payment of Deferrals pursuant to the Plan unless the Participant is an Employee at the time of such payment or unless this provision is waived in writing by the Administrator at the time such Deferral is made.

                                   ARTICLE 5
                                    BENEFITS

     5.1 Payment of Deferral. As soon as practicable after the beginning of the fourth calendar year following the end of a Deferral Period, the Company shall pay to the Participant in a lump sum an amount equal to all of his Deferral Units deferred over such Deferral Period without interest. Notwithstanding the preceding sentence, a Participant may irrevocably elect prior to the beginning of a Deferral Period to defer payment of such lump sum amount to a specified date later than the date on which he would receive such amount if no election were made.

     5.2 Retirement Benefit. In connection with a Participant's Retirement, the Company shall pay to such Participant the following amounts:

     (a) Individual Policies.

          (i) Initial Payment. With respect to a Participant whose employment with the Company terminates, for reasons other than death, on or after the date the Participant attains the age of fifty-five (55) and whose retirement benefit is measured by one or more Individual Policies, the Company shall pay to such Participant, within twelve (12) months following the date the Participant attains the age of sixty-five (65) (or upon the date of the Participant's Early Retirement, if such Early Retirement is elected by a Participant and approved by the Administrator on account of Hardship, or such other immediate and compelling reason as the Administrator in his sole discretion shall determine), an amount, if any, equal to the following:

             (A) the cumulative amount of the Gross Cash Value of any Individual Policy on the life of the Participant then in effect, less

             (B) the cumulative amount of all premiums paid on any such Individual Policy, less

             (C) the cumulative interest expense on all loans under any such Individual Policy, plus

             (D) the cumulative Federal tax benefit to the Company derived from the deductibility of the interest expense on all loans under any such Individual Policy, divided by

             (E) one (1) minus the Marginal Tax Rate.

          (ii) Annual Payments. Within thirty (30) days after each anniversary of the payment to be made pursuant to Section 5.2(a)(i), the Company shall pay to a Participant an amount, if any, equal to the following:

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             (A) the annual increase in the Gross Cash Value of any Individual
        Policy on the life of the Participant then in effect, less

             (B) the annual amount of all premiums paid on any such Individual Policy, less

             (C) the annual interest expense on all loans under any such Individual Policy, plus

             (D) the annual Federal tax benefit to the Company derived from the deductibility of the interest expense on all loans under any such Individual Policy, divided by

             (E) one (1) minus the Marginal Tax Rate.

     The annual payments under this Section 5.2(a)(ii) shall automatically terminate upon the death of any Participant who has not elected the Optional Benefit in his Deferral Agreement.

     (b) Assigned Policies.

          (i) Initial Payment. With respect to a Participant whose employment with the Company terminates, for reasons other than death, on or after the date the Participant attains the age of fifty-five (55) and whose retirement benefit is measured by one or more Assigned Policies, the Company shall pay, within twelve (12) months following the date of the Participant attains the age of sixty-five (65) (or Early Retirement, if such Early Retirement is elected by a Participant and approved by the Administrator on account of Hardship, or such other immediate and compelling reason as the Administrator in his sole discretion shall determine), an amount, if any, determined in accordance with Section 5.2(a)(i) above but substituting the term "Assigned Policies" for the term "Individual Policies"; provided, however, that if the person whose life is insured under any such Assigned Policy ("Covered Person") should die before such Participant, then the amount of the benefit shall be actuarially determined, based upon the most current Insurer Ledger Projection, as though the Covered Person is still alive.

          (ii) Annual Payments. Within thirty (30) days after each anniversary of the payment to be made pursuant to Section 5.2(b)(i) relating to an Assigned Policy, the Company shall pay to a Participant an amount, if any, determined in accordance with Section 5.2(a)(ii) above but substituting the term "Assigned Policies" for the term "Individual Policies"; provided, however, that (A) if the Covered Person under any such Assigned Policy should die before such Participant, then the amount of the benefit shall be actuarially determined, based upon the most current Insurer Ledger Projection, as though the Covered Person is still alive, and (B) if such Participant has elected the Optional Benefit in his Deferral Agreement, he shall receive only fourteen such annual payments. Should a Participant who has elected the Optional Benefit in his Deferral Agreement die before receiving all of said fourteen payments, any remaining payments shall be made to the Beneficiary of such deceased Participant.

     (c) Changes in Tax Law.  Notwithstanding any other provisions of this
Section 5.2, if the tax deductibility of interest paid by the Company on Policy loans is eliminated by change in law or regulation (or interpretation thereof), then a Participant shall receive only a Termination Benefit pursuant to Section 5.4(c).

     5.3 Death Benefit.

     (a) Except as otherwise set forth in Section 5.3(b), within one hundred eighty (180) days after the Administrator receives notice of the death of a Participant, whether during employment or after Retirement, the Company shall pay a death benefit to the Participant's Beneficiary in an amount, if any, equal to the following:

          (i) the death benefit provided under any Individual Policy on the life of the Participant then in effect, less

          (ii) the outstanding principal amount of any loans on any such Individual Policy, divided by

          (iii) one (1) minus the Marginal Tax Rate.

     Notwithstanding the preceding sentence, the amount of the death benefit shall not be increased by one (1) minus the Marginal Tax Rate if the Company is required to recognize as income for Federal tax

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     purposes the receipt of the death benefit provided under the Policy. The payment of the death benefit shall be in a lump sum, unless the Participant has elected in his Deferral Agreement to have the Company pay his Beneficiary in five annual installments with interest accruing on the unpaid amount at the Termination Rate.

     (b) There shall be no death benefit for any Participant who has elected the Optional Benefit in his Deferral Agreement.

     5.4 Termination Benefit.

     (a) Termination of Employees with Individual Policies.

          (i) If a Participant who has one or more Individual Policies on his life shall cease to be an Employee for any reason other than death or Retirement within seven (7) years after the commencement date of a Deferral Period, the Company shall pay such Participant, within three (3) months following the termination of his employment, an amount equal to the greater of (A) the amount, if any, he would have received under Section 5.2(a)(i) if he had retired on the date he ceases to be an Employee, or (B) such Participant's total amount of Deferral Units plus interest at the Termination Rate calculated in arrears.

          (ii) If a Participant who has one or more Individual Policies on his life shall cease to be an Employee for any reason other than death or Retirement seven (7) or more years after the commencement date of a Deferral Period, the Company shall pay to such Participant, within three
     (3) months following the termination of his employment, the amount, if any, he would have received under Section 5.2(a)(i) if he had retired on the date he ceases to be an Employee.

     (b) Termination of Employees with Assigned Policies.

          (i) If a Participant who has been assigned one or more Assigned Policies shall cease to be an Employee for any reason other than death or Retirement within seven (7) years after the commencement date of a Deferral Period, the Company shall pay such Participant, within three (3) months following the termination of his employment, an amount equal to the greater of (A) the amount, if any, he would have received under Section 5.2(b)(i) if he had retired on the date he ceases to be an Employee or (B) such Participant's total amount of Deferral Units plus interest at the Termination Rate calculated in arrears.

          (ii) If a Participant who has been assigned one or more Assigned Policies shall cease to be an Employee for any reason other than death or Retirement seven (7) or more years after the commencement date of a Deferral Period, the Company shall pay to such Participant, within three
     (3) months following the termination of his employment, the amount, if any, he would have received under Section 5.2(b)(i) if he had retired on the date he ceases to be an Employee.

     (c) Termination due to Change in Tax Laws. If the tax deductibility of interest paid by the Company on Policy loans is eliminated by change in law or regulation (or interpretation thereof), then the Company shall pay, within three
(3) months of such event, (i) the amount, if any, determined in accordance with
Section 5.4(a) in respect to a Participant who has one or more Individual Policies on his life, and (b) the amount, if any, determined in accordance with
Section 5.4(b) in respect to a Participant who been assigned has one or more Assigned Policies.

     5.5 Emergency Benefit. If the Administrator, upon written petition of the Participant, determines, in its sole discretion, that the Participant has suffered a Hardship, the Company shall pay to the Participant, as soon as practicable following such determination, an amount, not in excess of such Participant's Deferral Units, necessary to meet the Hardship. The amount of the benefits otherwise payable under Sections 5.1, 5.2, 5.3, and 5.4 shall thereafter be actuarially adjusted to reflect the early payment of such emergency benefit. The finding of Hardship by the Administrator shall immediately revoke a Participant's Deferral Agreement.

     5.6 Protective Provisions. Each Participant shall cooperate with the Company by furnishing any and all information requested by the Company in order to facilitate the payment of benefits under the Plan, taking such physical examination as the Company may deem necessary and taking such other reasonable action as may be requested by the Company. If a Participant refuses to cooperate, the Company shall have no further

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obligation to the Participant or Beneficiary under the Plan, other than payment to such Participant of the aggregate amount of his Deferral Units theretofore made pursuant to the Plan. If a Participant commits suicide during the first twenty-four (24) months after the effective date of an election to defer under the Plan, or should the Insurer decline payment to the Company under the Policy due to any material misstatement of information or nondisclosure of medical history on the part of the Participant, the Administrator may, in its sole and absolute discretion, direct the Company to pay to the Beneficiary of such Participant, as the only Death Benefit payable under the Plan, a lump sum amount equal to such Participant's Deferral Units plus interest at the Termination Rate calculated in arrears, if such Deferral Units have not already been paid to the Participant pursuant to Section 5.1 above; provided, however, that if such Deferral Units have already been paid to the Participant pursuant to Section 5.1 above, no Death Benefit shall be payable under the Plan.

     5.7 Withholding; Unemployment Taxes. To the extent required by the law in effect at the time payments are made, the Company shall withhold from payments made hereunder the taxes required to be withheld by the Federal or any State or local government.

                                   ARTICLE 6
                            BENEFICIARY DESIGNATION

     Each Participant shall have the right, at any time, to designate any person or persons as Beneficiary or Beneficiaries to whom payment under this Plan shall be made in the event of the Participant's death. Each Beneficiary designation shall become effective only when filed in writing with the Administrator during the Participant's lifetime on a form prescribed by the Administrator.

     The filing of a new Beneficiary designation form will cancel all Beneficiary designations previously filed. The spouse of a married Participant domiciled in a community property jurisdiction shall join in any designation of a Beneficiary or Beneficiaries other than the spouse.

     If a Participant fails to designate a Beneficiary as provided above, or if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant's benefits, then the Administrator shall direct the distribution of such benefits to the Participant's estate.

                                   ARTICLE 7
                       AMENDMENT AND TERMINATION OF PLAN

     The Administrator, in its sole and absolute discretion, may at any time (i) amend the Plan in whole or in part or (ii) terminate the Plan. If the Plan is terminated within the seven years after the effective date of a Participant's Deferral Agreement, such Participant shall have the right to receive a lump sum equal to the Termination Benefit pursuant to Section 5.4(a)(i); provided, however, that Deferrals shall not be deducted from a Participant's Compensation on and after the effective date of termination of the Plan. If the Plan is terminated seven or more years after the effective date of a Participant's Deferral Agreement, such Participant shall have the right to receive a lump sum equal to the Termination Benefit pursuant to Section 5.4(b)(ii).

                                   ARTICLE 8
                  UNSECURED GENERAL CREDITOR; NONASSIGNABILITY

     8.1 Unsecured General Creditor. Participants and their Beneficiaries, heirs, and successors shall have no legal or equitable right, interest or claim in or to any specific property or assets of the Company, nor shall they be beneficiaries of, or have any right, interest or claim in or to any Policy or Policies or the proceeds therefrom. Such Policies shall be and remain the general, unpledged, unrestricted assets of the Company. Such Policies or other assets of the Company shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, or successors, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan; provided, however, that in order to assure payment under the Plan, the Company may establish one or more grantor trusts so long as such trusts will in no way result in the Plan being other than "unfunded," as that term is used in Sections 201(2), 301(a)(3), 401(a)(1) and

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4021(a)(6) of the Employee Retirement Income Security Act of 1974 with respect to unfunded plans maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. The Company's obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future. Neither this Plan nor the making of payments under or purchases of Policies by the Company hereunder shall be construed to create any obligation upon the Company to continue the purchases of such Policies.

     8.2 Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, or interest therein, which are, and all rights to which are, expressly declared to be unassignable and non-transferrable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony, or separate maintenance owed by a Participant, or any other person, nor be transferrable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

                                   ARTICLE 9
                                 MISCELLANEOUS

     9.1 No Contract of Employment. Nothing contained herein shall be construed to be a contract of employment for any term of years, or as conferring upon any Employee the right to continue in the employ of the Company in any capacity. It is expressly understood by the parties hereto that this Agreement relates to the deferral of compensation for the Employee's services, payable after termination of such Employee's employment with the Company and is not intended to be an employment contract.

     9.2 Notice. Any notice, consent, or demand required or permitted to be given under the provisions of this Plan shall be in writing, and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States mail, postage prepaid, addressed to such party's last known address as shown on the records of the Company. The date of such mailing shall be deemed the date of notice, consent, or demand. Either party may change the address to which notice is to be sent by giving notice of the change of address in the manner aforesaid.

     9.3 Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Connecticut, excluding its laws relating to conflicts of laws, to the extent the laws of the State of Connecticut are not preempted by applicable Federal law.

     9.4 Gender, Singular and Plural. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, or neuter, as the identity of that person or persons may require. As the context may require, the singular may be read as the plural and the plural as the singular.

     9.5 Captions. The captions of the articles, sections, and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

     9.6 Validity. In the event any provision of this Plan is held invalid, void, or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Plan.

     9.7 Conflicting Provisions. In the event of a conflict between the provisions of this Plan and the provisions of any collateral assignment, beneficiary designation or other document related to a Policy, if any, the provisions of the Plan shall prevail as between the parties hereto. No such party shall assert or enforce any right which it may have in a Policy, if any, the beneficiary designation thereunder, or other document which is inconsistent with the rights established by this Plan. Furthermore, this Plan supersedes any and all prior agreements, whether written or unwritten, between the Company and any Participant concerning the provision of deferred compensation other than one or more qualified plans of the Company covering the Participant.

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     IN WITNESS WHEREOF, the Company has executed this amended and restated Plan effective as of January 1, 1996, such execution first having been duly authorized by the Company's Compensation & Organization Committee of the Board of Directors.

                                          THE DEXTER CORPORATION

                                          By:  /s/ K. GRAHAME WALKER
                                             -----------------------------------
                                          Title: Chairman and
                                             Chief Executive Officer

                                FIRST AMENDMENT

                                       TO

           THE DEXTER CORPORATION EXECUTIVE COMPENSATION BENEFIT PLAN

                           EFFECTIVE NOVEMBER 1, 1996

     1. The definition of "Administrator" in Article 2 of The Dexter Corporation Executive Deferred Compensation Plan (the "Plan") is hereby amended to read in its entirety as follows:

     Administrator. "Administrator" means the Vice President, Human Resources of the Company.

     2. Article 7 of the Plan is hereby amended to replace "Administrator" with "Chief Executive Officer of the Company" in the first sentence thereof.

                                          THE DEXTER CORPORATION

                                          By: /s/ K. GRAHAME WALKER
                                            ------------------------------------
                                            Administrator of The Dexter
                                            Corporation Executive Deferred
                                            Compensation Benefit Plan

Date: January 1, 1997

                                SECOND AMENDMENT

                                       TO

                             THE DEXTER CORPORATION
                  EXECUTIVE DEFERRED COMPENSATION BENEFIT PLAN

                           EFFECTIVE JANUARY 1, 1997

     1. The definition of "Marginal Tax Rate" in Article 2 of The Dexter Corporation Executive Deferred Compensation Plan (the "Plan") is hereby amended to read in its entirety as follows:

        Marginal Tax Rate. "Marginal Tax Rate" means the rate of United States federal taxes and applicable state taxes on the Company's net income, in the year a benefit under the Plan must be calculated, as determined by the Administrator in its sole and absolute discretion. The Administrator may estimate the Marginal Tax Rate in order to make a benefit distribution or for other purposes under the Plan.

                                          THE DEXTER CORPORATION

                                          By: /s/ LAWRENCE D. MCCLURE
                                            ------------------------------------
                                            Lawrence D. McClure
                                            Administrator of
                                            The Dexter Corporation Executive
                                            Deferred Compensation Benefit Plan
Date: January 1, 1997